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                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         P&L COAL HOLDINGS CORPORATION
                         -----------------------------



          P&L COAL HOLDINGS CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY
CERTIFY:

          1. The name of the corporation is P&L Coal Holdings Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 27, 1998 under the name of P&L Coal Holdings Corporation.

          2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The Corporation has received payment for its stock.

          3. The Board of Directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring advisable that the Corporation amend and restate its Certificate of Incorporation to read in its entirety as follows:
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          FIRST:  The name of the Corporation is P&L Coal Holdings Corporation.

          SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is 35,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and 10,000,000 shares of Non-Convertible, Exchangeable Preferred Stock, par value of $0.01 per share (the "Preferred Stock"). Set forth below with respect to each type of stock of the Corporation is a statement of the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions thereof:

     A.   Common Stock.
          ------------

          1.  Voting Rights.  Except as may otherwise be required by law, each
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     holder of Common Stock (together with the holders of any Preferred Stock)
     shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders of the Corporation.

          2.  Dividends.  The holders of Common Stock (together with the holders
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     of any Preferred Stock) shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation ratably in proportion to the number of shares of Common Stock (and Preferred Stock) held by them.

          3.  Distributions.  Subject to the limitations set forth in Section
              -------------
     B.3 of this Article FOURTH, in the event of any Liquidation Event, following Payment in Full of the Preference Amount to the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining Available Assets ratably in proportion to the number of shares of Common Stock held by them until they receive Payment in Full of the Preference Amount. If such remaining Available Assets shall be insufficient to distribute to the holders of shares of Common Stock the Payment in Full of the Preference Amount to which they are entitled (after Payment in Full of the Preference Amount to the holders of shares of Preferred Stock), the holders of shares of Common Stock shall share ratably in any distribution of Available Assets in proportion to the number of shares of Common Stock held by them. After Payment in Full of the Preference Amount to the holders of shares of Common Stock, the holders of Common Stock shall be entitled

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     (together with the holders of Preferred Stock) to receive any remaining
     Available Assets ratably in proportion to the number of shares of Common Stock (and Preferred Stock) held by them.

     B.   Preferred Stock.  Subject to the limitations and modifications set
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forth below, each share of Preferred Stock shall have the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions of a share of Common Stock.

          1.  Voting Rights.  Each holder of a share of Preferred Stock shall
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     have the same voting rights as the holder of a share of Common Stock, and all holders of shares of Preferred Stock shall vote as a single class with all holders of shares of Common Stock, and not as a separate class, upon all matters in which the holders of the Common Stock are entitled to vote.

          2.  Dividends.  The holders of the shares of Preferred Stock (together
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     with the holders of any Common Stock) shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation ratably in proportion to the number of shares of Preferred Stock (and Common Stock) held by them.

          3.  Distributions.  In the event of any Liquidation Event, the holders
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     of Preferred Stock shall be entitled to receive all of the Available Assets ratably in proportion to the number of shares of Preferred Stock held by them, in priority to any distribution to the holders of the Common Stock, until such holders of Preferred Stock receive Payment in Full of the Preference Amount. If the Available Assets shall be insufficient to distribute to the holders of shares of Preferred Stock the Payment in Full of the Preference Amount to which they are entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of Available Assets in proportion to the number of shares of Preferred Stock held by them. After Payment in Full of the Preference Amount to the holders of shares of Preferred Stock pursuant to the foregoing provisions and to the holders of shares of Common Stock pursuant to Section A.3 of this Article FOURTH, the holders of Preferred Stock shall be entitled (together with the holders of Common Stock) to receive any remaining Available Assets ratably in proportion to the number of shares of Preferred Stock (and Common Stock) held by them.

          4.  Exchange.
              --------

              a. At any time and from time to time, the Corporation may exchange, at the option of the Corporation in its sole discretion, in whole or in

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          part, the shares of Preferred Stock, share for share, into shares of
          Common Stock.

              b. The Corporation may exercise the right to exchange shares of Preferred Stock into shares of Common Stock by resolution of the Board of Directors to that effect (which may specify an event or events upon which such exercise and exchange will be effective).

              c. On the date for the exchange of the shares of Preferred Stock into shares of Common Stock (the "Exchange Date"), such shares of Preferred Stock (the "Exchanged Shares") shall be exchanged, share for share, for shares of Common Stock. As a condition of receipt of the certificate or certificates representing such Common Stock, each holder of Exchanged Shares must surrender the certificate or certificates representing the Exchanged Shares to the Corporation. Each surrendered certificate shall be canceled and retired promptly after receipt by the Corporation and the capital stock evidenced thereby may be reissued by the Corporation.

              d. From and after the Exchange Date, (i) the rights of the holders of Exchanged Shares in respect thereof will cease (other than the right to receive any dividend or other distribution that has been declared by the Board of Directors of the Corporation to be payable on or following the Exchange Date to holders of record of Preferred Stock on a date prior to the Exchange Date), (ii) the person or persons in whose name or names the certificate or certificates for the Exchanged Shares were issued shall be deemed to have become the holder or holders of record of an equivalent number of shares of Common Stock and (iii) any certificate or certificates representing Exchanged Shares shall thereafter, and without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Common Stock.

              e. If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock or Preferred Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

              f. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of the Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exchange of all then outstanding shares of Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the laws of Delaware, increase the authorized

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          amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the exchange at such time of all then outstanding shares of Preferred Stock.

          5.  Redemption.
              ----------

              a. At any time during the six-month period immediately following the issuance of shares of Preferred Stock by the Corporation and from time to time during such period, the Corporation may redeem, at the option of the Corporation in its sole discretion, in whole or in part, the shares of Preferred Stock for a price of $20 per share without interest thereon (the "Redemption Price").

              b. The Corporation may exercise the right to redeem shares of Preferred Stock by resolution of the Board of Directors to that effect (which may specify an event or events upon which such exercise and redemption will be effective).

              c. On the date for the redemption of the shares of Preferred Stock (the "Redemption Date"), the full Redemption Price shall become payable in cash for the shares of Preferred Stock being redeemed on such Redemption Date (the "Redeemed Shares"). As a condition of payment of the Redemption Price, each holder of Redeemed Shares must surrender the certificate or certificates representing the Redeemed Shares to the Corporation. Each surrendered certificate shall be canceled and retired promptly after receipt by the Corporation and the capital stock evidenced thereby may be reissued by the Corporation.

              d. On the Redemption Date, unless the Corporation defaults in the payment in full of the Redemption Price, all rights of holders of the Redeemed Shares shall terminate (other than the right to receive any dividend or other distribution that has been declared by the Board of Directors of the Corporation to be payable on or following the Redemption Date to holders of record of Preferred Stock on a date prior to the Redemption Date and the right to receive the Redemption Price).

              e. If the Corporation in any manner subdivides or combines the outstanding shares of Preferred Stock, the Redemption Price will be adjusted proportionately.

     C.   Certain Definitions.  For purposes of this Article FOURTH, the
          -------------------
following terms shall have the following meanings:

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          "Available Assets" means (i) in the case of a Business Combination,
           ----------------
     all cash, securities and other assets to be received by stockholders of the Corporation pursuant thereto and (ii) in the case of any other Liquidation Event, all assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders.

          "Liquidation Event" means any of the following:  (i) any voluntary or
           -----------------
     involuntary liquidation, dissolution or winding up of the Corporation, (ii) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for cash, securities or other consideration issued or given, or caused to be issued or given, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) (a "Business Combination"), or (iii) a sale or disposition by the Corporation or any subsidiary of the Corporation, if any, of all or substantially all of the assets of the Corporation or such subsidiary (if, with respect to such subsidiary, the assets so sold would have constituted all or substantially all of the assets of the Corporation if the assets were held directly by the Corporation).

          "Payment in Full of the Preference Amount" is deemed to have been made
           ----------------------------------------
     at such time as the holders of the shares of Preferred Stock or Common Stock, as the case may be, shall have received in respect of each such share an aggregate amount of cash, or securities or other assets, or any combination thereof, with a fair market value equal to $20 in connection with a Liquidation Event (without giving effect to prior unrelated dividends or distributions), and in the event that the Corporation in any manner subdivides or combines the outstanding shares of Common Stock or Preferred Stock, such Payment in Full of the Preference Amount shall be adjusted accordingly.

          FIFTH: The Board of Directors of the Corporation, acting by the affirmative vote of a majority of the directors then in office, may alter, amend or repeal the Bylaws of the Corporation.

          SIXTH: The number of directors of the Corporation shall be determined in the manner provided in the Bylaws of the Corporation.

          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter

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may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the General Corporation Law: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

          EIGHTH:   Meetings of stockholders may be held within or without the
State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the Bylaws of the Corporation.

          NINTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

          TENTH: Notwithstanding the provisions of Section 228 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation may take action by written consent only if all of the stockholders entitled to vote on the matter sign such consent. This Article TENTH may not be amended without the unanimous consent of all stockholders entitled to vote on the matter.

          ELEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article ELEVENTH. Any repeal or modification of this Article ELEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

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          4.   In Lieu of a meeting and vote of the stockholders, the
stockholders have given written consent to such amendment and restatement of the Certificate of Incorporation of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 14th day of May 1998.


                              P&L COAL HOLDINGS CORPORATION



                              By  /s/ Henry E. Lentz
                                 --------------------------------
                                   Name:   Henry E. Lentz
                                   Title:  Director and President

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